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                                                                     EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-45373 of PHH Corporation (a wholly-owned subsidiary of Cendant Corporation) on Form S-3 of our report dated February 28, 2000, appearing in this Annual Report on Form 10-K of PHH Corporation for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey
March 6, 2000